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                                                                       EXHIBIT 5

              [Letterhead of Electronic Data Systems Corporation]



                                        October 12, 1999


Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
       Incorporated
Salomon Smith Barney Inc.
Banc of America Securities LLC
Chase Securities Inc.
Credit Suisse First Boston Corporation
Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
Morgan Stanley & Co. Incorporated
 As Representatives of the Several Underwriters
c/o  Merrill Lynch & Co
     Merrill Lynch, Pierce, Fenner & Smith
          Incorporated
     World Financial Center, North Tower
     New York, NY 10281

     Salomon Smith Barney Inc.
     388 Greenwich Street
     New York, New York  10013

     Re:  Electronic Data Systems Corporation
          6.850% Notes due 2004
          7.125% Notes due 2009
          7.450% Notes due 2029

Ladies and Gentlemen:

     I am Senior Vice President, General Counsel and Secretary of Electronic Data Systems Corporation, a Delaware corporation (the "Company"). At the request of the Company, I am furnishing you this opinion in connection with the sale to you of an aggregate of $500,000,000 principal amount of the Company's 6.850% Notes due 2004, $700,000,000 principal amount of the Company's 7.125% Notes due 2009 and $300,000,000 principal amount of the Company's 7.450% Notes due 2029 pursuant to the Underwriting Agreement dated as of October 6, 1999 (the "Underwriting Agreement") by and among the Company and each of you. This opinion is being rendered pursuant to Section 5(c) of the Standard Provisions incorporated into the Underwriting
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Agreement, as modified by Section 5(b) of the Underwriting Agreement. Terms
defined in the Underwriting Agreement and not otherwise defined herein are used herein as defined in the Underwriting Agreement.

     In reaching the opinions set forth below, I have reviewed and considered the following: (a) executed counterparts of the Underwriting Agreement; (b) executed counterparts of the Indenture dated as of August 12, 1996 (the "Indenture") between the Company and Chase Bank of Texas, National Association (formerly Texas Commerce Bank National Association), as trustee (the "Trustee");
(c) executed counterparts of the First Supplemental Indenture dated as of October 12, 1999 between the Company and the Trustee relating to the 2004 Notes, the 2009 Notes and the 2029 Notes (the "Supplemental Indenture"); (d) the global notes evidencing the 2004 Notes; (e) the global notes evidencing the 2009 Notes;
(f) the global notes evidencing the 2029 Notes; (g) the Registration Statement;
(h) the Basic Prospectus; (i) the Preliminary Prospectus Supplement dated September 29, 1999 (the "Preliminary Prospectus Supplement"); (j) the Prospectus Supplement dated October 6, 1999 (the "Prospectus Supplement"); (k) the Restated Certificate of Incorporation of the Company; (l) the by-laws of the Company, as amended; and (m) corporate proceedings relating to the organization of the Company, the authorization of the Underwriting Agreement, the authorization of the Indenture and the Supplemental Indenture, and the authorization and issuance of the Offered Securities, all as set forth in the minute books or other records of the Company. In addition, I have examined and relied upon the originals or copies of certain other corporate records and documents of the Company and certificates of public officials and officers of the Company, and have conducted such other investigations of fact and law as I have deemed necessary or appropriate for purposes of delivering the opinions set forth below. In all such examinations, I have assumed the genuineness of all signatures, the authenticity and completeness of all documents submitted to me as originals, and the conformity to originals and the completeness of all documents submitted to me as photostatic, notarial, or certified copies. I have relied on certificates of public officials and officers of the Company with respect to the accuracy of questions of fact relevant to the opinions set forth below, which were not independently established.

     Based upon the foregoing and subject to the assumptions and qualifications set forth below, I am of the opinion that:

1. The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole.

2. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

3. The Indenture has been duly qualified under the Trust Indenture Act. Each of the Indenture and the Supplemental Indenture has been duly authorized, executed and delivered by the
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     Company and is a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

4. The Offered Securities have been duly authorized and, when executed and authenticated in accordance with the terms of the Indenture and the Supplemental Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be entitled to the benefits of the Indenture (except as expressly set forth in the Supplemental Indenture) and the Supplemental Indenture and will be valid and binding obligations of the Company, in each case enforceable against the Company in accordance with their respective terms.

5. The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement, the Indenture, the Supplemental Indenture and the Offered Securities will not contravene any provision of applicable law or the Restated Certificate of Incorporation or by-laws of the Company or, to the best of my knowledge, any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or, to the best of my knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under the Underwriting Agreement, the Indenture, the Supplemental Indenture or the Offered Securities, except such as may be required by the securities or Blue Sky laws of the various states and the laws of foreign jurisdictions in connection with the offer and sale of the Offered Securities.

6. The statements in the Basic Prospectus under the caption "Description of Debt Securities" and in the Prospectus Supplement under the captions "Description of the Notes," the statements in the Basic Prospectus under the caption "Plan of Distribution" and in the Prospectus Supplement under the caption "Underwriting" (other than as to the description of intersyndicate agreements and arrangements), and the statements incorporated by reference in the Prospectus Supplement from the Company's Annual Report on Form 10-K for the year ended December 31, 1998 under the caption "Item 1--Business--Services for General Motors," as supplemented by the statements in the Prospectus Supplement under the caption "The Company
     - Services for General Motors," in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein.

7. After due inquiry, I do not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any contract or other document that is required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required.

     In addition, I and members of my legal staff have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and you at which the contents of the Registration Statement and Prospectus, the documents incorporated by reference in the Registration Statement and related matters were discussed. Although I am not passing upon (except as set forth in paragraph 6 above) and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus and have made no independent check or verification thereof other than as specified in this opinion, on the basis of the foregoing, (A) I am of the opinion that each document, if any, filed pursuant to the Exchange Act and incorporated by reference in the Prospectus (except for financial statements and schedules and other financial information included therein as to I express no opinion) complied when so filed as to form in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (B) I have not become aware of any fact that leads me to believe that (except for financial statements and schedules and other financial information included therein as to which I express no belief and except for that part of the Registration Statement that constitutes the Form T-1) each part of the Registration Statement (including documents incorporated therein by reference), when such part became effective, contained and, as of the date hereof, contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (C) I am of the opinion that the Registration Statement and Prospectus (except for financial statements and schedules and other financial information included therein as to which I express no opinion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (D) I have not become aware of any fact that leads me to believe that (except for financial statements and schedules and other financial information included therein as to which I express no belief) the Prospectus as of its date and as of the date hereof contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     The opinions expressed above are subject to the following assumptions, qualifications and limitations:

(i) I have assumed for purposes of this opinion that each Underwriter has all requisite corporate power and authority to engage in the transactions covered by this opinion; that the Underwriting Agreement has been duly authorized, executed and delivered by each Underwriter and constitutes the legal, valid and binding obligation of each Underwriter, enforceable against each Underwriter in accordance with its terms; and that each Underwriter has the requisite power and authority to perform its obligations under the Underwriting Agreement.

(ii) I have assumed for purposes of this opinion that the Trustee has all requisite corporate power and authority to engage in the transactions covered by this opinion; that the Indenture and the Supplemental Indenture have been duly authorized, executed and delivered by the Trustee and constitute the legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with their respective terms; and that the Trustee has the
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       requisite power and authority to perform its obligations under the
       Indenture and the Supplemental Indenture.

(iii) The enforceability of the Offered Securities, the Indenture, and the Supplemental Indenture relating to the Offered Securities is subject to
       (A) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer and other laws of general applicability relating to or affecting creditors' rights generally; and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding at equity or at law).

(iv) I express no opinion with respect to the enforceability of provisions in the Indenture and the Supplemental Indenture with respect to delay or omission of enforcement of rights or remedies, or waivers of defenses, or waivers of benefits of stay, extension, moratorium, redemption, statutes of limitations, or other nonwaivable benefits bestowed by operation of law.

(v) The opinions expressed above are limited to the laws of the State of Texas, the General Corporation Law of the State of Delaware and the federal laws of the United States of America. In rendering the opinions set forth in paragraphs 3 and 4 above that are governed by the laws of the State of New York, I have relied exclusively on the opinion of Baker & Botts L.L.P., a copy of which is attached hereto as Exhibit A (the "B&B Opinion") and, accordingly, such opinions are subject to the same assumptions, qualifications, and limitations with respect to such opinions set forth in the B&B Opinion.

(vi) To the extent the opinions expressed above may be construed as relating to the usury laws of the State of Texas, I have assumed that none of the Underwriters have received any compensation for making the loans evidenced by the Offered Securities except as expressly set forth in the Underwriting Agreement or the Offered Securities.

       Without my prior written consent, this opinion may not be relied upon by any person or entity other than you, quoted in whole or in part or otherwise referred to in any report or document or furnished to any other person or entity (other than your legal counsel and employees). I disclaim any duty to advise you regarding any changes in, or to otherwise communicate with you with respect to, the matters addressed herein. This opinion is limited to the matters stated and no opinion is implied or may be inferred beyond the matters expressly.


                                             Very truly yours,

                                             /S/ D. GILBERT FRIEDLANDER

                                             D. Gilbert Friedlander
                                             Senior Vice President, Secretary
                                             and General Counsel
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EXHIBIT A

                     [Letterhead of Baker & Botts L.L.P.]

                                                                October 12, 1999



Electronic Data Systems Corporation
5400 Legacy Drive
Plano, Texas 75024

Attention:   Mr. D. Gilbert Friedlander
             Senior Vice President, Secretary
             and General Counsel


Ladies and Gentlemen:

          This opinion is being furnished to Electronic Data Systems Corporation, a Delaware corporation (the "Company"), in connection with the issuance and sale by the Company of $500,000,000 aggregate principal amount of the Company's 6.850% Notes due 2004 (the "2004 Notes"), $700,000,000 aggregate principal amount of the Company's 7.125% Notes due 2009 (the "2009 Notes") and $300,000,000 aggregate principal amount of the Company's 7.450% Notes due 2029 (the "2029 Notes" and, together with the 2004 Notes and the 2009 Notes, the "Notes") pursuant to an Underwriting Agreement, dated as of October 6, 1999 (the "Underwriting Agreement"), among the Company and the several Underwriters named therein (the "Underwriters"). The Notes are being issued pursuant to an Indenture, dated as of August 12, 1996 (the "Original Indenture"), between the Company and Chase Bank of Texas, National Association, as trustee (the "Trustee"), as amended and supplemented by a first supplement to the Original Indenture, dated as of October 12, 1999 (the "First Supplemental Indenture"), between the Company and the Trustee.

          In rendering this opinion, we have examined executed counterparts of the Original Indenture and First Supplemental Indenture and the global notes evidencing the Notes. In making our examination, we have assumed that all signatures on documents examined by us are genuine, all documents submitted to us as originals are authentic and all documents submitted to us as certified or photostatic copies conform to the original copies of such documents.

          Based on the foregoing, but subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

          1. Assuming the Original Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and assuming each of the Original Indenture and the First Supplemental Indenture has been duly authorized, executed and delivered by the Company and the Trustee, each of the Original Indenture and the First Supplemental Indenture is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer and other laws of general applicability relating to or affecting enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity) (the items referred to in (a) and (b) are collectively referred to herein as the "Enforceability Exceptions").

          2. Assuming the Notes have been duly authorized, and duly executed and authenticated in accordance with the provisions of the Original Indenture and the First Supplemental Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, the Notes will be entitled to the benefits of the Original Indenture (except as expressly set forth in the First Supplemental Indenture and the Notes) and the First Supplemental Indenture and will be valid and binding obligations of the Company, in each case enforceable against the Company in accordance with their respective terms, except as the enforceability thereof may be limited by the Enforceability Exceptions.

          In giving the opinions set forth above, we have assumed, with your permission and without independent investigation, that the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to own its property and conduct its business.

          The opinions set forth above are limited in all respect to the contract laws of the State of New York.

          This opinion has been rendered to you in connection with the issuance and sale by the Company of the Notes, and may not be relied upon by you in connection with any other matter or relied upon by any other person, in each case without our prior written consent; provided, however, that Mr. D. Gilbert Friedlander may refer to and rely on this opinion in providing an opinion of even date that he delivers (i) to the Underwriters pursuant to the Underwriting Agreement and (ii) to the Trustee pursuant to the Original Indenture, and he may deliver a copy of this opinion to the Underwriters pursuant to the terms of the Underwriting Agreement and to the Trustee pursuant to the terms of the Original Indenture.

                                             Very truly yours,

                                             /S/ BAKER & BOTTS L.L.P.